Exhibit 99.1

For Immediate Release

Contact: Erin Leventhal Kintera Inc. erin.leventhal@kintera.com Office: 858-795-8979

Kintera Announces the Closing of its Private Common Stock

Financing of $5.0 Million

SAN DIEGO – December 18, 2006 – Kintera®, Inc. (NASDAQ: KNTA), the leading provider of software as a service to the nonprofit industry, today announced it has closed its private placement with institutional investors of 4,000,000 shares of its common stock at a price of $1.25 per share, for aggregate proceeds of $5.0 million. In connection therewith, Kintera issued warrants exercisable for up to 1,200,000 shares of its common stock at an exercise price of $1.60 per share. Kintera is obligated to register the shares, including the shares issuable upon exercise of the warrants, for resale on a registration statement to be filed within 30 days.

The shares and warrants were not registered under the Securities Act, or any state securities laws, and were sold in a private transaction under Regulation D. Unless the shares and warrants are registered, they may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. Additional information about the common stock financing is set forth in the company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 13, 2006 and today.

About Kintera, Inc.

Kintera®, Inc. (NASDAQ: KNTA) provides an online solution to help nonprofit organizations deliver The Giving Experience™ to donors – including giving convenience, financial transparency, feedback about the social impact of their gifts, and a sense of belonging and appreciation.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements represent our estimates and assumptions only as of the date hereof. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, the successful filing of the resale registration statement within 30 days. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

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9605 Scranton Road, Suite 200   •    San Diego, CA 92121   •   858.795.3000   •   www.kintera.com